UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENESCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                            May 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are transmitting herewith, via EDGAR, the definitive proxy materials to be sent to shareholders beginning on or about May 24, 2005, in connection with the solicitation of proxies for the annual meeting of shareholders of Genesco Inc. scheduled for June 22, 2005.

The Commission is advised supplementarily, as required by Item 10 of Schedule 14A, that the securities to be offered under the Genesco Inc. 2005 Equity Incentive Plan proposed in these materials will be registered under the Securities Act of 1933 if the Plan is approved by shareholders.

By paper copy of this letter, six paper copies of these materials are being transmitted to each of the New York and Chicago Stock Exchanges.

                                                            Very truly yours,

                                                            Roger G. Sisson

Enclosures

cc: New York Stock Exchange
Chicago Stock Exchange

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Genesco Inc. will be held at the Company’s executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Wednesday, June 22, 2005, at 10:00 a.m. Central Time. The agenda will include the following items:

1. electing nine directors;

2. approving the adoption of the Genesco Inc. 2005 Equity Incentive Plan;

3. ratifying the appointment of Ernst & Young LLP as independent registered public accounting firm to the Company for the current fiscal year; and

4. transacting any other business that properly comes before the meeting.

Shareholders of record at the close of business on April 19, 2005, will be entitled to vote at the meeting and any adjournment or postponement thereof.

By order of the board of directors,

Roger G. Sisson
Secretary
May 23, 2005

IMPORTANT

It is important that your shares be represented at the meeting. Please sign, date and return the enclosed proxy promptly so that your shares will be voted. A return envelope which requires no  postage if mailed in the United States is enclosed for your convenience.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, JUNE 22, 2005

The board of directors of Genesco Inc. (“Genesco” or the “Company”) is requesting proxies to be voted at the annual meeting of shareholders. The meeting will be held at the Company’s executive offices at 10:00 a.m. Central Time, on Wednesday, June 22, 2005. The Company’s executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217. The notice that accompanies this statement describes the items on the meeting agenda.

The Company will pay the cost of the proxy solicitation. In addition to this request, officers, directors and regular employees of the Company may solicit proxies personally and by mail, facsimile or telephone. They will receive no extra compensation for any solicitation activities. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the proxy solicitation. It will pay Georgeson a fee of $9,000, plus $5.00 per completed telephone call to shareholders in the event that active solicitation is required, and reimburse its expenses. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors recommends, unless the proxy card specifies otherwise. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors does not know of any matter that will be considered at the annual meeting other than those the accompanying notice describes. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote on it.

This proxy material was first mailed to shareholders on or about May 23, 2005.

VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

April 19, 2005 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

Class of	No. of	Votes Per	Total
Stock	Shares	Share	Votes
Subordinated Serial Preferred Stock:
$2.30 Series 1	36,620	1	36,620
$4.75 Series 3	17,660	2	35,320
$4.75 Series 4	16,412	1	16,412
$1.50 Subordinated Cumulative
Preferred Stock	30,017	1	30,017
Employees’ Subordinated Convertible
Preferred Stock	66,113	1	66,113
Common Stock	22,623,857	1	22,623,857

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. Abstentions and shares represented at the meeting, but not voted on a particular matter due to a broker’s lack of discretionary voting power (“broker non-votes”) will be counted for quorum purposes but not as votes cast for or against a matter. The election of directors and ratification of the independent registered public accounting firm are routine matters as to which, under applicable New York Stock Exchange (“NYSE”) rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting. Approval of the proposed 2005 Equity Incentive Plan is not a matter as to which a broker may exercise discretionary voting authority.

Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. The proposals to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company and to approve the 2005 Equity Incentive Plan will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Also, in order to satisfy the listing standards of the NYSE, the total vote cast on the proposal to approve the 2005 Equity Incentive Plan must represent more than 50% of the total number of shares entitled to vote on the proposal. Broker non-votes will not affect the outcome of any proposal, except to the extent a broker non-vote is not counted as a vote “cast” with respect to the proposal to approve the 2005 Equity Incentive Plan for purposes of the NYSE listing requirement.

ELECTION OF DIRECTORS

Nine directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualify. A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. All the nominees are presently serving as directors, and all have agreed to serve if elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company’s Bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

The board of directors recommends that the shareholders vote FOR all of the director nominees.

Information Concerning Nominees

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

LEONARD L. BERRY, Ph.D., 62, Distinguished Professor of Marketing and Professor of Humanities in Medicine, Texas A&M University. Dr. Berry has been a professor of marketing at Texas A&M University since 1982. He is the founder of the Center for Retailing Studies, holds the M.B. Zale Chair in Retailing and Marketing Leadership at Texas A&M and is the author of numerous books. He is a director of Lowe’s Companies, Inc. and Darden Restaurants Inc. and became a Genesco director in 1999.

WILLIAM F. BLAUFUSS, JR., 64, Consultant. Mr. Blaufuss, who became a Genesco director in 2004, retired as a partner from the public accounting firm of KPMG LLP in 2000. He was associated with KPMG for 37 years in various capacities, including Nashville Practice Unit Managing Partner and Partner in Charge of the Southeast Area Public Section Practice. From 2000 to 2002, he performed special projects for KPMG International regarding its operations outside the United States. He is a director of Nashville Bank and Trust Company and several non-profit and civic organizations including Saint Thomas Health Services and Nashville Electric Service.

ROBERT V. DALE, 68, Consultant. Mr. Dale, who became a director of the Company in 2000, has been a business consultant since 1998. He was president of Windy Hill Pet Food Company, a pet food manufacturer, from 1995 until 1998. Previously, he served as president of Martha White Foods for approximately six years during the 1970s and again from 1985 to 1994. He was also president of Beatrice Specialty Products division and a vice president of Beatrice Companies, Inc., the owner of Martha White Foods. He is a director of SunTrust Bank Nashville, N.A., CBRL Group, Inc. and Nashville Wire Products.

MATTHEW C. DIAMOND, 36, Chairman and Chief Executive Officer of Alloy, Inc. Mr. Diamond was appointed chief executive officer of Alloy, Inc., a direct marketing and media company targeting “Generation Y” consumers, in 1999. Before becoming chief executive officer, he served as the director of marketing and planning. He has served as a director of Alloy since 1996, and was elected chairman of the board in 1999. He has been a director of Genesco since 2001.

MARTY G. DICKENS, 57, President of BellSouth-Tennessee. Mr. Dickens, who joined Genesco’s board in 2003, has held a number of positions with BellSouth Corp. and its predecessors and affiliates since 1999, following more than six years as an executive vice president with BellSouth International.

Mr.Dickens is also a director of SunTrust Bank-Tennessee and a number of charitable and community organizations.

BEN T. HARRIS, 61, Former Chairman of Genesco. Mr. Harris joined Genesco in 1967 and was named manager of the leased department division of Genesco’s Jarman Shoe Company in 1980. In 1991, he became president of the Jarman Shoe Company and in 1995, president of Genesco’s retail division. In 1996, he was named executive vice president-operations and subsequently president and chief operating officer and a director of the Company. He served as chief executive officer from 1997 until April 2002 and as chairman of the Company from 1999 until 2004.

KATHLEEN MASON, 56, President and Chief Executive Officer of Tuesday Morning Corporation. Ms. Mason, who joined Genesco’s board in 1996, became president and chief executive officer of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores, in 2000. She was president and chief merchandising officer of Filene’s Basement, Inc. in 1999. She was president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, from 1997 to 1999. She was employed by Cherry & Webb, a women’s apparel specialty chain, from 1987 until 1992, as executive vice president, then, until 1997, as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn’s Stores division of Dayton-Hudson Corp. Ms. Mason is also a director of The Men’s Wearhouse, Inc. and Hot Topic, Inc.

HAL N. PENNINGTON, 67, Chairman, President and Chief Executive Officer of Genesco. Mr. Pennington became a member of the Company’s board in November 1999, when he was named executive vice president and chief operating officer. He became president of the Company in 2000, was named chief executive officer in April 2002 and chairman in 2004. A Genesco employee since 1961, he was appointed president of the Johnston & Murphy division in 1997 and became senior vice president of the Company in 1998. He was president of the Dockers Footwear division from 1995 until 1997 and vice president-wholesale of Johnston & Murphy from 1990 until 1995.

WILLIAM A. WILLIAMSON, JR., 69, Private Investor. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

The board has determined that Dr. Berry, Mr. Blaufuss, Mr. Dale, Mr. Diamond, Mr. Dickens, Ms. Mason and Mr. Williamson are independent under applicable NYSE Rules. The board considered contributions by the Company of approximately $35,000 to two tax-exempt organizations of which one director was a trustee, payments of $452,694 for telephone services to BellSouth Corporation, the parent company of Mr. Dickens’ employer, and $777,741 for electricity to Nashville Electric Service, of which Mr. Blaufuss is a director, and determined that none of such payments affected the independence of any of the directors affiliated with the recipient organizations.

Board Committees and Meetings

The board of directors met eight times during the fiscal year ended January 29, 2005 (“Fiscal 2005”). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 2005. The board of directors has standing audit, nominating and governance, compensation and finance committees. The audit, nominating and governance and compensation committees are composed entirely of independent directors. It is the policy of the board of directors that no current or former employee of the Company will serve on any of these committees. A description of each board committee and its membership follows.

Audit Committee

Members: Robert V. Dale (chairman), Kathleen Mason, William A. Williamson, Jr. and William F. Blaufuss, Jr. (from June 23, 2004)

The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee is currently composed of four independent directors (as defined under the applicable rules of the NYSE) and operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website, www.genesco.com. The audit committee assists the board of directors in monitoring the processes used by the Company to produce financial statements, the Company’s systems of internal accounting and financial controls and independence of the Company’s registered public accounting firm. The audit committee met eleven times in Fiscal 2005. The board of directors has determined that Robert V. Dale, Kathleen Mason, William F. Blaufuss, Jr. and William A. Williamson, Jr. qualify as “audit committee financial experts” as defined by regulations of the Securities and Exchange Commission (“SEC”) and are “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Nominating and Governance Committee

Members: W. Lipscomb Davis, Jr. (chairman), Robert V. Dale, Marty G. Dickens and William A. Williamson, Jr.

The nominating and governance committee, currently composed of four directors who are independent under applicable NYSE rules, met five times in Fiscal 2005. The functions of the nominating and governance committee are specified in a charter available on the Company’s website, www.genesco.com. They include making recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members, (iv) the succession of the executive officers of the Company and (v) board policies and procedures and other matters of corporate governance. The chairman of the nominating and governance committee serves as presiding director in the board’s executive sessions of non-management directors and at other times when the chairman is absent and is the primary liaison between management and the board. Further information on the committee is set forth under the caption “Corporate Governance,” below.

Compensation Committee

Members: W. Lipscomb Davis, Jr. (chairman), Leonard L. Berry, Matthew C. Diamond and Kathleen Mason

The compensation committee, currently composed of four independent directors, met three times in Fiscal 2005. The functions of the compensation committee are specified in a charter available on the Company’s website, www.genesco.com. They include (i) approving the compensation of the officers of the Company and other management employees reporting directly to the chief executive officer,

(ii)making recommendations to the board of directors with respect to the compensation of directors, (iii) reviewing and providing assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action taken by the board of directors is required, (iv) serving as the primary means of communication between the administrator of the Company’s employee benefit plans and the board of directors and (v) administering the Company’s 1996 Stock Incentive Plan, Employee Stock Purchase Plan and, if approved by shareholders at the annual meeting, the 2005 Equity Incentive Plan.

Finance Committee

Members: William S. Wire II (chairman), Matthew C. Diamond and Marty G. Dickens

The finance committee met five times in Fiscal 2005. The committee (i) reviews and makes recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities and (d) the declaration or omission of dividends; (ii) approves the annual capital expenditure and charitable contribution budgets; (iii) serves as the primary means of communication between the board of directors and the investment committee of the Company’s employee benefits trusts and the chief financial officer regarding certain of the Company’s employee benefit plans and (iv) appoints, removes and approves the compensation of the trustees under any employee benefit plan.

Director Compensation

Directors who are not employees of the Company receive a retainer of $20,000 per year and a fee of $1,000 for each board or committee meeting they attend in person and $750 for each meeting they attend by telephone. Each committee chairman receives an additional $4,000 per year. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company’s group term life insurance policy, plus additional cash compensation to offset taxes on their imputed income from such premiums. Directors who are full-time Company employees do not receive any extra compensation for serving as directors.

The 1996 Stock Incentive Plan (the “Plan”) provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he or she is elected a director. All non-employee directors receive shares of restricted stock valued at $44,000 on the date of each annual meeting. The shares are subject to restrictions on transfer for five years after they are granted unless the director leaves the board earlier and, with certain exceptions, are subject to forfeiture if the director’s service terminates during the three years following the date of grant. The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of the shares’ fair market value. Such shares are subject to the same restrictions on transfer and to forfeiture if the director’s service terminates before the retainer represented by such shares is earned. As of April 19, 2005, 233,693 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 19,776 had been forfeited.

The proposed 2005 Equity Incentive Plan would permit the full board of directors to authorize equity-based compensation for non-employee directors. See “Approval of Genesco Inc. 2005 Equity Incentive Plan,” below.

CORPORATE GOVERNANCE

Nominating and Governance Committee

The charter of the nominating and governance committee is available on the Company’s website, www.genesco.com. The members of the committee satisfy the independence requirements of the NYSE. In addition, in April 2004 the board of directors adopted a policy pursuant to which no former employee of the Company will serve as a member of the nominating and governance committee.

The nominating and governance committee and the board of directors will consider nominees for the board of directors recommended by shareholders if shareholders comply with the Company’s advance notice requirements. The Company’s Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the secretary of the Company. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934 if such person had been nominated by the board of directors, the written consent of such person to being named as a nominee in soliciting material and to serving as a director, if elected, and the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, along with the number and class of shares held of record by such shareholder. In the case of an annual meeting to be held on the fourth Wednesday in the month of June or within thirty days thereafter, the notice must be delivered not less than sixty nor more than ninety days prior to the fourth Wednesday in June. In the case of an annual meeting which is being held on any other date (or in the case of any special meeting), the notice must be delivered within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure is first made of the date of such meeting. There are no differences in the process pursuant to which the committee is to evaluate prospective nominees based on whether the nominee is recommended by a shareholder.

Upon receipt of a recommendation from any source, including shareholders, the committee will take into account whether a board vacancy exists or is expected or whether expansion of the board is desirable. In making this determination, the committee may solicit the views of all directors. If the committee determines that the addition of a director is desirable, it will assess whether the candidate presented should be nominated for board membership. While the committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the corporation and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess the background and demonstrated ability to contribute to the board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, or a record of relevant civic and community leadership; and

•	be able to devote the time and attention necessary to serve effectively as a director.

The committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the board that the committee has identified.

The committee will preliminarily assess the candidate’s qualifications with input from the chief executive officer. If, based upon its preliminary assessment, the committee believes that a candidate is likely to meet the criteria for board membership, the chairman will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest to the chairman, with the assistance of the corporate secretary’s office, will arrange interviews of the candidate with members of the committee and with the chief executive officer, either in person or by telephone. After the members of the committee and the chief executive officer have had the opportunity to interview the candidate, the committee will formally consider whether to recommend to the board that it nominate the candidate for election to the board.

Communications with Directors by Shareholders, Employees and Other Interested Parties

Shareholders and employees of the Company and other interested parties may address communications to directors, either collectively or individually (including to the presiding director or to the non-management directors as a group), in care of the Corporate Secretary, Genesco Inc., 1415 Murfreesboro Road, Suite 490, Nashville, Tennessee 37217. The Secretary’s office delivers to directors all written communications, other than mass commercial mailings, addressed to them.

Directors’ Annual Meeting Attendance

The Company encourages all directors to be present at the annual meeting of shareholders. All directors were present at last year’s annual meeting.

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines for the Company. They are accessible on the Company’s website, www.genesco.com.

Code of Ethics

The Company has adopted a code of ethics that applies to its chief executive officer, chief financial officer, operational senior vice presidents, chief administrative officer, general counsel, chief accounting officer, treasurer, and director of internal audit, and to any person performing similar functions. The Company has made the code of ethics available and intends to provide disclosure of any amendments or waivers of the code within five business days after an amendment or waiver on its website, www.genesco.com.

Website

The charters of the nominating and governance, compensation and audit committees, the Corporate Governance Guidelines and the Code of Ethics are available on the Company’s website, www.genesco.com. Print copies of these documents will be provided to any shareholder who sends a written request to the Secretary, Genesco Inc., 1415 Murfreesboro Road, Suite 490, Nashville, Tennessee 37217.

SECURITY OWNERSHIP OF OFFICERS,
DIRECTORS AND PRINCIPAL SHAREHOLDERS

Principal Shareholders

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedules 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the Company’s common stock and the entities which, according to the Company’s stock transfer records, own more than 5% of any of the other classes of voting securities described on page 4. Percentage data is calculated on outstanding shares at April 19, 2005.

Name and Address	Class of	No. of	Percent of
of Beneficial Owner	Stock	Shares	Class

FMR Corp. (1)	Common	2,847,960	12.6%
Fidelity Management & Research Company
Edward C. Johnson 3d
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109

Wellington Management Company, LLP (2)	Common	2,142,150	9.5%
75 State Street
Boston, Massachusetts 02109

Veredus Asset Management, LLC (3)	Common	1,336,650	5.9%
6060 Dutchmans Lane, Suite 320
Louisville, Kentucky 40205

Barclays Global Investors, NA (4)	Common	1,293,449	5.7%
45 Freemont Street
San Francisco, California 94105

Columbia Wanger Asset Management, LP (5)	Common	1,243,000	5.5%
WAM Acquisition GP, Inc.
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

Hazel Grossman	Subordinated	1,074	6.1%
355 Blackstone Boulevard, Apt. 552	Serial
Providence, Rhode Island 02906	Preferred,
	Series 3

Barbara F. Grossman Wasserspring	Subordinated	933	5.3%
75 Cooper Drive	Serial
Great Neck, New York 11023	Preferred,
	Series 3

Melissa Evins	Subordinated	2,893	17.6%
417 East 57th Street	Serial
New York, New York 10022	Preferred,
	Series 4

Reed Evins	Subordinated	2,418	14.7%
417 East 57th Street, Apt. 32B	Serial
New York, New York 10022	Preferred,
	Series 4

James H. Cheek, Jr.	Subordinated	2,413	8.0%
11 Burton Hills Boulevard, Apt. 407	Cumulative
Nashville, Tennessee 37215	Preferred

(1) Number of shares from Schedule 13G filed on February 14, 2005. FMR reported that it has sole voting power with respect to 242,570 shares and sole dispositive power with respect to 2,847,960 shares.

(2) Number of shares from Schedule 13G filed on February 14, 2005. Wellington reported that it has shared voting power with respect to 1,603,700 shares and shared dispositive power with respect to 2,118,250 shares.

(3) Number of shares from Schedule 13G filed on February 1, 2005. Veredus reports that is has sole voting power with respect to 1,073,300 shares, shared voting power with respect to 263,350 shares and sole dispositive power with respect to 1,336,650 shares.

(4) Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited reported aggregate ownership of 1,293,449 shares on Schedule 13G filed on February 14, 2005. Barclays reported that it has sole voting power with respect to 1,194,143 shares and sole dispositive power with respect to 1,293,449 shares.

(5) Number of shares from Schedule 13G filed on February 14, 2005. Columbia Wanger reported that it has shared voting and dispositive power with respect to 1,243,000 shares.

Security Ownership of Directors and Management

The following table sets forth information as of May 2, 2005, regarding the beneficial ownership of the Company’s common stock by each of the Company’s current directors and director nominees, the persons required to be named in the Company’s summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

Name	No. of Shares (1)

Leonard L. Berry	24,667	(2)
William F. Blaufuss, Jr.	2,357
Robert V. Dale	18,531	(2)
W. Lipscomb Davis, Jr.	82,146	(2)(3)
Matthew C. Diamond	14,200	(2)
Marty G. Dickens	2,357
Ben T. Harris	213,290	(2)
Kathleen Mason	37,580	(2)
Hal N. Pennington	155,078	(2)
William A. Williamson, Jr.	90,961	(2)
William S. Wire II	43,060	(2)
Jonathan D. Caplan	18,750	(2)
Robert J. Dennis	15,000	(2)
Robert J. Dennis	0
James S. Gulmi	185,854	(2)
Current Directors and Executive Officers as a Group (20 Persons)	985,026	(2)(4)

(1)	Each director, director nominee and officer owns less than 1% of the outstanding shares of the Company’s common stock.

(2)	Includes shares that may be purchased within 60 days upon the exercise of options granted under the Company’s common stock option plans, as follows: Mr. Pennington - 97,500; Mr. Caplan - 18,750; Mr. Dennis - 10,000; Mr. Estepa - 0; Mr. Gulmi - 106,106; Mr. Davis - 4,000; Mr. Diamond - 8,000; Mr. Dale - 12,000; Ms. Mason and Messrs. Berry, Williamson and Wire - 16,000 each; current executive officers and directors as a group - 523,893.

(3)	Includes 16,000 shares of common stock owned by Mr. Davis’s mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of his mother’s shares.

(4)	Constitutes approximately 4.4% of the outstanding shares of the Company’s common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during Fiscal 2005 all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that, due to a clerical error, Mr. Gulmi’s Form 4 dated June 10, 2004, included a June 4 transaction, which should have been reported by June 8, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at January 29, 2005 (together, the “named executive officers”) for each of Fiscal 2003, 2004 and 2005.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Fiscal	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts	Compensation
at January 29, 2005	Year	($)	($)	($)	($)(1)	(#)	($)	($)(2)
Hal N. Pennington	2005	576,872	916,650	—	—	75,000	—	17,619
Chairman, President and	2004	576,872	—	—	—	130,000	—	16,054
Chief Executive Officer	2003	464,372	226,250	—	999,981	130,000	—	8,833

Jonathan D. Caplan	2005	216,638	257,000	—	—	25,000	—	4,557
Senior Vice President	2004	251,638	80,000	—	—	25,000	—	4,777
	2003	83,743	25,000	—	—	25,000	—	1,049

Robert J. Dennis	2005	206,872	619,500	—	—	80,000	—	10,303
Senior Vice President	2004	—	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

James C. Estepa	2005	443,721	673,052	—	—	40,000	—	10,516
Senior Vice President	2004	341,638	—	—	—	50,000	—	5,734
	2003	325,377	286,095	—	—	50,000	—	11,807

James S. Gulmi	2005	313,000	334,650	—	—	20,000	—	25,302
Senior Vice	2004	305,000	—	—	—	20,000	—	19,094
President-Finance and	2003	293,500	99,300	—	—	20,000	—	18,802
Chief Financial Officer

(1) At the end of Fiscal 2005, Mr. Pennington held 36,764 shares of restricted stock valued at $1,036,745 based on the closing price of the Company’s common stock of $28.20 on January 28, 2005. The restricted stock grant is to vest in its entirety on the third anniversary of its grant date. The restricted stock would receive dividends if any were paid on the common stock.

(2) The Fiscal 2005 amounts include, in the case of Mr. Pennington, a matching contribution to his 401(k) Plan account of $6,600, tax preparation fees of $2,515, financial planning fees of $7,424 and club dues of $1,080; in the case of Mr. Caplan, a matching contribution to his 401(k) Plan account; in the case of Mr. Dennis, auto allowance of $6,623 and club dues of $3,680; in the case of Mr. Estepa, a matching contribution to his 401(k) Plan account of $6,437, tax preparation fees of $700 and financial planning fees of $3,379; and in the case of Mr. Gulmi, a matching contribution to his 401(k) Plan account of $6,088, tax preparation fees of $2,918, financial planning fees of $1,622, auto allowance of $13,788 and club dues of $886.

Option Grants in Fiscal 2005

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 2005. All the grants will become exercisable in four equal annual installments beginning on the first anniversary of the grant date. They expire on the tenth anniversary of the grant date, except that they are subject to earlier termination upon termination of the grantee’s employment. No stock appreciation rights were granted by the Company in Fiscal 2005. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company’s common stock on the date the option is actually exercised.

		Percent
	Number of	of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise or		of Stock Price Appreciation
	Options	Employees in	Base Price	Expiration	for Option Term
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Hal N. Pennington	75,000	13.5%	$24.90	10/26/2014	$2,174,460	$2,976,314
Jonathan D. Caplan	25,000	4.5%	$24.90	10/26/2014	$ 391,486	$ 992,105
Robert J. Dennis	40,000	7.2%	$23.54	4/01/2014	$ 592,168	$1,500,668
	40,000	7.2%	$24.90	10/26/2014	$ 626,379	$1,587,367
James C. Estepa	40,000	7.2%	$24.90	10/26/2014	$ 626,379	$1,587,368
James S. Gulmi	20,000	3.6%	$24.90	10/26/2014	$ 313,190	$ 793,684

The stock option grants were made under the Company’s 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company’s common stock (the closing price of the stock on the NYSE) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under “Change of Control Arrangements” below.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year End Option Values

The following table sets forth information concerning (i) stock options exercised during Fiscal 2005 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at January 29, 2005, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on January 29, 2005. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock on the NYSE on January 28, 2005 ($28.20). In-the-money options are those whose exercise price is below market value. None of the named executive officers held or exercised any stock appreciation rights during Fiscal 2005.

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired on	Value	At Fiscal Year End(#)		at Fiscal Year End ($)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Hal N. Pennington	52,808	$641,117	171,250	253,750	$1,926,600	$2,216,350
Jonathan D. Caplan	0	0	18,750	56,250	$209,875	$426,125
Robert J. Dennis	0	0	0	80,000	0	$318,400
James C. Estepa	126,750	$1,543,345	0	115,000	0	$959,250
James S. Gulmi	46,000	$929,600	106,106	50,000	$1,680,114	$396,900

Pension Plan

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years’ earnings of the participant, years of benefit service and other factors.

Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Effective January 1, 2005, the cash balance formula was frozen and benefit accruals ceased. Beginning in 2005, participant accounts will be credited annually with the lesser of (a) 7% or (b) the annual rate of interest on 30-year Treasury securities for the month of December immediately preceding the Plan Year for which the rate applied.

The Internal Revenue Code limits to $210,000 the amount of salary which may be taken into account in calculating Retirement Plan benefits in 2005. Taking into account the preserved benefits under the average of the 10 highest years and the accumulated funds in cash balance formula, and assuming that the participant’s accrued benefits at normal retirement are taken in the form of single life annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: Hal N. Pennington - $64,737; Jonathan D. Caplan - $11,974; Robert J. Dennis - 0; James C. Estepa - $29,661; and James S. Gulmi - $64,222.

The years of benefit service of the persons named in the Summary Compensation Table are: Hal N. Pennington - 43 years; Jonathan D. Caplan - 12 years; Robert J. Dennis - 0 years; James C. Estepa - 20 years; and James S. Gulmi - 33 years. The earnings of such persons for purposes of computing benefits under the Retirement Plan through 2004 are substantially the same as set forth in the Summary

Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $210,000 the amount of a person’s annual earnings which may be taken into account in calculating benefits under the Retirement Plan during the calendar year 2005. A participant has no vested benefits under the Retirement Plan until he or she has five years’ service with the Company.

Change of Control Arrangements and Employment Agreement

All the named executive officers except Mr. Dennis are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company’s outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive’s employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Pennington’s case to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company’s stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

In connection with the acquisition of Hat World Corporation in April 2004, the Company entered into an employment agreement with Mr. Dennis providing that in the event of his termination without “Cause” or of his resignation for “Good Reason” prior to April 1, 2005, he would receive severance pay equal to 24 months’ base salary and a pro rata bonus under the EVA Incentive Plan. In case of such termination or resignation between April 1, 2005 and April 1, 2006, he would receive severance pay equal to 12 months’ base salary and a pro rata bonus. “Cause” is defined as conviction of a felony or a crime involving moral turpitude or fraud related to the Company or its customers or suppliers, conduct tending to bring the Company into substantial public disgrace or disrepute or repeated willful failure to perform any duties of his position as directed by the chief executive officer or the board of directors. “Good Reason” for resignation is defined as the Company’s material breach of the employment agreement, or material diminution of Mr. Dennis’s compensation or duties or the relocation of his office by more than 30 miles from its location on the date of the agreement. The agreement also provided that the Company would pay his country club dues and provide him with a $700 monthly car allowance through April 30, 2005.

Compensation Committee Report on Executive Compensation

General

The compensation committee of Genesco’s board of directors has general oversight responsibility for the compensation of the Company’s executive officers. See “Election of Directors - Compensation Committee” and the committee’s charter, available on the Company’s website at www.genesco.com, for a detailed description of the functions of the committee. The committee is currently composed of the four directors named at the end of this report, none of whom are employees of the Company, and all of whom qualify as independent under the standards of the New York Stock Exchange and as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

The compensation policies of the committee are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The committee also seeks to increase key management’s ownership of the Company’s common stock, with the goal of better aligning management’s interests with those of the Company’s shareholders. It is the committee’s policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco’s executive compensation program currently are base salary, annual cash incentive compensation and stock options.

Base Salary

It is the committee’s general policy to approve competitive base salaries for its executive officers. Salary ranges are established for each executive officer’s position, the mid-points of which are intended to approximate the median base salary ranges for positions of similar scope, complexity and responsibility in comparable companies. The committee annually reviews and, if deemed appropriate, adjusts executive officers’ salary ranges after considering the advice of senior management and compensation consultants who are not affiliated with the Company. The principal comparative data underlying the consultants’ advice to the committee are limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The committee believes that the Company competes with employers outside the specific industry in which it does business to hire and retain qualified executives. In making individual base salary decisions, the committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive’s experience, management and leadership ability and technical skills; (ii) the executive’s compensation history; (iii) corporate or, if appropriate, operating unit performance; (iv) individual performance; and (v) such other factors as the committee deems appropriate in its subjective judgment. While the committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the committee’s discretion. For Fiscal 2005, the committee granted base salary increases averaging 5.9% for the named executive officers other than the chief executive officer, based upon the recommendations of its independent compensation consultant and input from the chief executive officer.

Incentive Compensation

Executive officers participate in Genesco’s management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company’s annual operating plan and identified, strategic objectives. The committee reviews and adopts the plan after consultation with senior management.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 620 employees including all executive officers except the chief executive officer participated in the plan for Fiscal 2005; 673 employees are participants in Fiscal 2006.

Under the Fiscal 2005 plan, executive officers (including the named executive officers other than the chief executive officer) were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Target bonuses for named executive officer participants in the plan in Fiscal 2005 ranged from 36.7% to 55.6% of base salary. Participants who were presidents of the Company’s operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of changes in Economic Value Added (EVA*) for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of EVA changes for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other executive officers’ awards were determined 75% on the basis of corporate EVA changes and 25% on the basis of individual strategic goals similarly agreed upon with their supervisors. Participants’ achievement of EVA change goals is objectively measurable. EVA is determined by subtracting a charge for the capital used to generate profit from a business unit’s net operating profit after taxes. Each business unit’s expected year-to-year change in EVA is determined in advance, as is the relationship between the magnitude of changes in EVA relative to expected levels and the bonus award. The named executive officers’ payout multiples based upon Fiscal 2005 financial performance of their respective business units were as follows:

Officer	Multiple

Jonathan D. Caplan	2.571x
Robert J. Dennis	6.391x
James C. Estepa	2.693x
James S. Gulmi	2.910x

Achievement of individual strategic goals is somewhat subjective, although some goals include objective criteria. The participant’s supervisor, generally in consultation with the participant, determines whether the goals have been met. The named executive officer participants in the plan received full credit for strategic goals in Fiscal 2005.

No portion of the award for achievement of individual strategic goals is ordinarily to be paid unless some portion of the applicable award for operating results is earned, although the plan authorizes the committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature were made for Fiscal 2005. An operating division president (including Mr. Caplan, Mr. Dennis, and Mr. Estepa) may not earn a greater percentage of the maximum award for corporate EVA changes than for his business unit’s operating results. The plan includes the following “bonus bank” feature: awards for better than expected EVA are uncapped and a “negative award” for worse than expected results is possible. Any award in excess of three times the target bonus and any negative award is credited to the participant’s account in the bonus bank. Each

* EVA is a trademark of Stern Stewart & Co.

year, a participant will receive a payout equal to (i) the current year’s award, up to three times the target, plus (ii) the current installments of banked awards from previous years, if any, which are paid out in three equal annual installments. If the participant’s bonus bank balance is negative, 60% of any positive award will be applied toward “repaying” the negative balance; 40% will be paid out to the participant. If the current year’s award is negative, any positive balance in the participant’s bank is applied against it. Any positive balance is forfeited if the participant voluntarily resigns from employment by the Company or is terminated for cause during the applicable fiscal year. The committee believes that the “bonus bank” feature of the plan offers improved incentives for management to focus on building long-term value in the Company, and that the forfeiture provisions will aid the retention of key employees.

Stock-Based Compensation

The committee believes that granting stock options and other stock-based compensation to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the shorter-term annual cash incentive component of executive compensation. The committee further believes that options tend to align the financial interests of management with those of the Company’s shareholders, since the value of an option is dependent upon improvement in the Company’s performance and the recognition of that improved performance in the market for the Company’s common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 2005, the committee granted a total of 555,500 options to 40 employees (including 165,000 options to named executive officers other than the chief executive officer) based on factors described above and such other matters as the committee deemed appropriate in its subjective judgment, including individual performance. Options granted under the plan expire ten years after the date of grant. Options granted in Fiscal 2005 vest in four equal installments. Annual vesting requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 50 employees of the Company held options to purchase shares of the Company’s common stock as of April 19, 2005.

Chief Executive Officer Compensation

Mr. Pennington received a base salary of $575,000 and a discretionary bonus of $916,650 for Fiscal 2005. The bonus decision by the committee was based on the same factors as those applicable to corporate staff participants in the management incentive compensation plan for the year. Mr. Pennington’s base salary for Fiscal 2006 is $700,000; his bonus target is $560,000. The committee will consider Mr. Pennington’s and the Company’s performance in determining whether any of the bonus is to be paid and, if so, what multiple (either a fraction or a whole number) is applied to it. Historically, the committee has favored applying the same multiple as is applicable to corporate staff participants in determining the chief executive officer’s award, although it is not obligated to do so.

Upon his election as chief executive officer in April 2002, Mr. Pennington received a restricted stock grant of 36,764 shares, which vested on April 24, 2005.

Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The committee considered the possibility that non-performance based compensation could exceed $1 million for one or more executive officers since compensation is based on a number of factors described above. The committee determined that, in its subjective judgment, the benefits to the Company of the incentives outweigh the potential loss of a tax deduction for any payout that results in an executive’s compensation’s exceeding the Section 162(m) limit. The committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

By the Committee:
W. Lipscomb Davis, Jr., Chairman
Leonard L. Berry
Matthew C. Diamond
Kathleen Mason

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2005, the compensation committee of the board of directors was composed of Messrs. Berry, Davis and Diamond and Ms. Mason. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the compensation committee or entities whose executives serve on the board of directors or the compensation committee that require disclosure under applicable SEC regulations.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company’s common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P 500 Footwear Index. The graph assumes the investment of $100 in the Company’s common stock, the S&P 500 Index and the S&P 500 Footwear Index at the market close on January 29, 2000 and the reinvestment monthly of all dividends.

	Jan00	Jan01	Jan02	Jan03	Jan04	Jan05
GENESCO INC	100	273.83	265.88	178.58	185.77	310.77
S&P 500 INDEX	100	99.82	84.14	65.24	87.79	93.26
S&P 500 FOOTWEAR	100	126.82	138.64	108.04	166.63	207.62

AUDIT MATTERS

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP served as the independent registered public accounting firm to the Company in the fiscal year ended January 29, 2005, and has been retained by the audit committee in the same capacity for the current fiscal year. The firm’s appointment is submitted for shareholder ratification at the annual meeting. If shareholders do not ratify the firm’s appointment, the audit committee will reconsider the appointment. The board of directors recommends a vote FOR ratification of this appointment and your proxy will be so voted unless you specify otherwise. Representatives of the firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Committee Report

The audit committee is composed of four independent directors as defined under the current rules of the NYSE and applicable SEC regulations. The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The committee’s charter is available on the Company’s website, www.genesco.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.

The committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated quarterly and annual financial statements with management and the independent registered public accounting firm. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees), as amended.

In addition, the committee has discussed with the independent registered public accounting firm the factors which might be deemed to bear upon the registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), which were reviewed by the Committee. The committee considered, among other factors, the distribution of fees among those for audit services, those for audit-related services, those for tax services and all other fees, as described below, and considered whether the provision of services other than the audit and audit-related services is compatible with the registered public accounting firm’s independence.

The committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plan for their respective activities. The committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial statements and reporting process.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board of directors approved, inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005, filed with the SEC.

By the Committee:
Robert V. Dale, Chairman
William F. Blaufuss, Jr.
Kathleen Mason
William A. Williamson, Jr.

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Fee Information

The following table sets forth summary information regarding fees for services by the Company’s independent registered public accounting firm during Fiscal 2005 and Fiscal 2004.

	Fiscal 2005	Fiscal 2004

Audit Fees	$1,791,292	$370,603

Audit-Related Fees	188,775	265,273

Tax Fees - Total	487,831	498,100
Tax compliance	336,264	320,000
Tax planning and advice	151,567	178,100

All Other Fees	1,500	1,500

Audit Fees

Audit fees include fees paid by the Company to Ernst & Young in connection with annual audits of the Company’s consolidated financial statements, internal controls over financial reporting and their respective review of the Company’s interim financial statements. Audit fees also include fees for services performed by the independent registered public accounting firm that are closely related to the audit and in many cases could be provided only by the Company’s independent registered public accounting firm. Such services include comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to the Company’s regulatory filings.

Audit-Related Fees

Audit-related services include due diligence services related to mergers and acquisitions, accounting consultations, employee benefit plan audits and certain attest services.

Tax Fees

Tax fees include fees paid by the Company for corporate tax compliance services and for counsel and advisory services.

All Other Fees

In both Fiscal 2005 and Fiscal 2004, the Company paid other fees to Ernst & Young for access to an online accounting and auditing information resource.

Pre-Approval Policy

The audit committee has adopted a policy pursuant to which it pre-approves all services to be provided by the Company’s independent registered public accounting firm and a maximum fee for such services. As permitted by the policy, the committee has delegated authority to its chairman to pre-approve services the fees for which do not exceed $100,000, subject to the requirement that the chairman report any such pre-approval to the audit committee at its next meeting.

All fees paid to the Company’s independent registered public accounting firm in Fiscal 2005 were pre-approved pursuant to the policy.

APPROVAL OF GENESCO INC. 2005 EQUITY INCENTIVE PLAN

The compensation committee and the board of directors believe that a key element of officer, key employee and outside director compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers, key employees and non-employee directors, thereby providing substantial motivation for superior performance and aligning their interests with those of the shareholders. To provide the Company with an appropriate vehicle for such compensation, the board of directors has adopted, subject to shareholder approval, the 2005 Equity Incentive Plan (the “Equity Incentive Plan”).

A copy of the Equity Incentive Plan is attached as Exhibit A to this proxy statement.

The board of directors recommends a vote FOR approval of the 2005 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

Summary of Material Provisions of the Equity Incentive Plan

The following is a summary of the material provisions of the Equity Incentive Plan.

The Equity Incentive Plan authorizes awards with respect to 1,000,000 shares. If shareholder approval of the Equity Incentive Plan is received at the annual meeting, no further awards will be granted under the 1996 Stock Incentive Plan, except for restricted stock grants to non-employee directors, scheduled to occur automatically on the annual meeting date. The number of restricted shares will be determined based on the market price of the Company’s common stock for the first five trading days in June 2005. See “Director Compensation.” If approved by shareholders, the Equity Incentive Plan will be effective as of June 23, 2005.

The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the Company and its shareholders.

The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Equity Incentive Plan is 1,000,000.

Shares of common stock subject to an award under the Equity Incentive Plan that are without delivery of shares, cancelled, forfeited, expire unexercised, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of common stock issued under the

Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Equity Incentive Plan.

In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or stock appreciation rights (“SARs”) in any calendar year that, taken together, relate to more than 500,000 shares of common stock, subject to adjustment in certain circumstances.

With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Compensation Committee of the Board of Directors (the “Committee”) in its discretion to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of May 2, 2005, approximately 5,900 individuals were eligible to participate in the Equity Incentive Plan. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and an independent director as defined by the listing standards of the NYSE. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for such period as may be determined by the Committee which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be paid dividends or credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; or (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 200,000 and the maximum annual amount of all performance awards that are settled in cash is $2,250,000.

Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board.

Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan).

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

On October 22, 2004, the American Jobs Creation Act of 2004 (the “Jobs Act”) was signed into law and added new Section 409A to the Code (“Section 409A”). The Jobs Act provides generally that certain nonqualified deferred compensation that does not meet the requirements of Section 409A will subject the recipients of such compensation to accelerated taxation, enhanced underpayment interest and an additional twenty percent tax. Certain awards eligible to be granted under the Equity Incentive Plan, such as restricted stock units, must meet the requirements of Section 409A in order for award holders to escape the adverse tax provisions set forth therein. However, guidance issued by the Internal Revenue Service (the “IRS”) exempts several forms of awards available under the Equity Incentive Plan from the requirements of Section 409A. For example, incentive stock options that meet the requirements of Section 422 of the Code, restricted shares subject to taxation under Section 83 of the Code and nonqualified stock options whose exercise price may not be less than the fair market value of the underlying stock at the time of grant are not subject to the requirements of Section 409A.

The Company will endeavor to structure awards made under the Equity Incentive Plan so that they either (i) continue to meet the various exceptions from the requirements of Section 409A or (ii) comply with Section 409A. However, because of the Jobs Act’s recent enactment and the fact that additional guidance is still forthcoming from the IRS regarding its interpretation of Section 409A, there can be no assurance that the awards made under the Equity Incentive Plan will comply with all the requirements of Section 409A. In addition, certain features of an award under the Equity Incentive Plan may be subject to change by the Committee (whether such changes are imposed at or after the grant of an award) in order to avoid the tax penalties of Section 409A. For example, under current IRS guidance, SARs awarded under the Equity Incentive Plan may be settled in cash or common stock upon exercise. However, the IRS has reserved the right to alter this exception in the future. Thus, a participant’s right to settle SARs awarded under the Equity Incentive Plan in either cash or common stock may be eliminated by the Committee if required by future IRS guidance.

Because the IRS intends to issue additional guidance regarding Section 409A during 2005, it is impossible to predict which types of awards made under the Equity Incentive Plan will be subject to the requirements of Section 409A in the future. As a result, a participant in the Equity Incentive Plan should consult a tax advisor as to the current status of how Section 409A will affect any awards received under the plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE GENESCO INC. 2005 EQUITY INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

The following table sets forth certain information as of January 29, 2005, concerning the 1987 Stock Option Plan and the 1996 Stock Incentive Plan, previously approved by shareholders. There are no equity compensation plans not approved by shareholders.

EQUITY COMPENSATION PLAN INFORMATION

Number of shares
of common stock
	Number of		remaining available
	shares of		for future issuance
	common stock to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding shares
	outstanding	outstanding	reflected in
Plan Category	options	options	column (a))
	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	1,894,099	$18.70	470,894 (1)

Equity compensation
plans not approved by
security holders	0	0	0

TOTAL	1,894,099	$18.70	470,894 (1)

(1) The Committee has determined that no further grants will be made from these shares upon shareholder approval of the 2005 Equity Incentive Plan, except for formula grants to non-employee directors scheduled for the 2005 annual meeting date. See “Director Compensation” for a description of these grants.

PROPOSALS FOR THE 2006 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2006 annual meeting of shareholders must be received at the Company’s offices at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217, attention of the secretary, no later than January 24, 2006.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder’s proposal is to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide timely written notice thereof to the secretary of the Company. In order to be timely, the notice must be delivered to or mailed to the secretary of the Company and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the meeting (or, if less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s annual report to shareholders containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, excluding certain of the exhibits thereto, may be obtained, without charge, by any shareholder to whom this proxy statement is sent, upon written request to Roger G. Sisson, Secretary, Genesco Inc., Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

EXHIBIT A

GENESCO INC.

2005 EQUITY INCENTIVE PLAN

Section 1. Purpose

This plan shall be known as the “Genesco Inc. 2005 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Genesco Inc., a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(c)    “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)    “Board” shall mean the board of directors of the Company.

(e)    “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony, or (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f)    “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i)    Any Person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(ii)    As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or Person entitled to vote generally in the election of the directors of the Company or such other corporation or Person after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii)    During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3) of the directors of the Company.

(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 promulgated thereunder and an “outside director” for purposes of Section 162(m).

(i)    “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j)    “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

(k)    “Director” shall mean a member of the Board.

(l)    “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(m)    “Early Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates prior to age 65, with the express consent of the Company and, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

(n)    “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(o)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p)    “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(q)    “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r)    “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(s)    “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(t)    “Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates on or after age 65.

(u)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(v)    “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(w)    “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.

(x)    “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(y)    “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(z)    “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(aa)    “Person” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb)    “Potential Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, either of the following events:

(i)    The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

(ii)    The acquisition of beneficial ownership, directly or indirectly, by any Person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(cc)    “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.

(dd)    “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.

(ee)    “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, Normal or Early Retirement.

(ff)     “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(gg)   “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(hh)    “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

(ii)      “Shares” shall mean shares of the common stock, $1.00 par value, of the Company.

(jj)      “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(kk)    “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ll)      “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(mm)   “Tandem SAR” shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

Section 3. Administration

3.1    Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2    Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3    Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5    No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4. Shares Available for Awards

4.1    Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000, of which the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 Shares.

4.2    Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Covered Officers, in such a manner as is consistent with Section 162(m)): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

4.3    Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5. Eligibility

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6. Stock Options and Stock Appreciation Rights

6.1    Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. However, reload options may not be granted (i.e., evergreen grants) under the Plan. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2    Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

6.3    Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4    Exercise.

(a)    Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b)    The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)    An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

(d)    Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for such period as may be determined by the Committee valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

(e)    At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.5    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7. Restricted Shares and Restricted Share Units

7.1    Grant.

(a)    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)    Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2    Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

7.4    Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise determined in the applicable Award Agreement, a Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8. Performance Awards

8.1    Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9. Other Stock-Based Awards

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director and Outside Director Awards

10.1    The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2    The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11. Provisions Applicable to Covered Officers and Performance Awards

11.1    Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2    The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

(a)    earnings before interest, taxes, depreciation and/or amortization;

(b)    operating income or profit;

(c)    operating efficiencies;

(d)    return on equity, assets, capital, capital employed, or investment;

(e)    after-tax operating income;

(f)     net income;

(g)    earnings or book value per Share;

(h)    cash flow(s);

(i)     total sales or revenues or sales or revenues per employee;

(j)     production (separate work units or SWUs);

(k)    stock price or total shareholder return;

(l)     dividends; or

(m)   strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

11.3    With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 200,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $2,250,000.

11.4    To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

11.5    Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12. Termination of Employment

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change in Control and Potential Change in Control

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted. Upon a Potential Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted, but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board).

Section 14. Amendment and Termination

14.1    Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2    Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

14.3    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 15. General Provisions

15.1    Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2    Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

15.3    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4    Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5    Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

15.6    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.7    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.8    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.9    No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.10    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.11    Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.12    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

15.13    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.14    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.15    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term of the Plan

16.1    Effective Date. The Plan shall be effective as of June 23, 2005, provided it has been approved by the Company’s shareholders.

16.2    Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

TABLE OF CONTENTS
	Page

Notice	1

Voting Securities	4

Election of Directors	5

Corporate Governance	9	NOTICE OF
		ANNUAL MEETING
Security Ownership of	11	AND
Officers, Directors and		PROXY STATEMENT
Principal Shareholders

Section 16(a) Beneficial	14	Annual Meeting
Ownership Reporting Compliance		of Shareholders

Executive Compensation	15

Stock Performance Graph	23

Audit Matters	24

Approval of Genesco Inc. 2005
Equity Incentive Plan	27

Proposals for the 2006		June 22, 2005
Annual Meeting	34

Financial Statements Available	35

Genesco Inc.
2005 Equity Incentive Plan	36

DETACH HERE

GENESCO INC.
Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting June 22, 2005

P	The undersigned hereby constitutes and appoints Ben T. Harris and Robert V. Dale, and each of them, his true and lawful agents and proxies with full power of
R	substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 22, 2005, and at any
O	adjournments thereof, on all matters coming before the meeting.
X
Y

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
__________________________________	_________________________________
__________________________________	_________________________________
__________________________________	_________________________________

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations, though you must sign and return this card if you wish your shares to be voted.

GENESCO INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark your votes as in this example.

  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposals referred to below.

                The Board of Directors recommends a vote FOR the proposals.                                      FOR  AGAINST  ABSTAIN
1. Election of Directors. Nominees: L.L. Berry, W.F. Blaufuss, Jr., R.V. Dale, M.C. Diamond, M.G. Dickens, B.T. Harris, K. Mason, H.N. Pennington and W.A. Williamson, Jr.	2. Approval of Genesco 2005 Equity Incentive Plan. 3. Ratification of Independent Registered Public Accounting Firm.

	FOR	WITHHELD
FOR ALL NOMINEES			WITHHELD FROM ALL NOMINEES

For all nominees (except as written above)

By signing, you revoke all proxies heretofore given.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please sign full corporate name by duly authorized officer.

Signature: _______________________________________ Date: ______________ Signature: _______________________________________ Date:_____________